UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2006

WEGENER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-11003	81-0371341
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11350 Technology Parkway, Duluth, Georgia 30097

(Address of principal executive offices, including zip code)

(770) 623-0096

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 11, 2006, the Board of Directors of Wegener Corporation, a Delaware corporation (the “Company”), elected Stephen J. Lococo as a member of the Board of Directors of the Company, to serve in Class III of the Board of Directors, to fill a vacancy until the expiration of the term of the Class III directors at the 2007 Annual Meeting of Stockholders. Mr. Lococo has also been nominated for reelection at the 2007 Annual Meeting.

On September 29, 2006, the Company entered into a standstill agreement (the “Standstill Agreement”) with Henry Partners, L.P., Matthew Partners, L.P., Henry Investment Trust, L.P., and David W. Wright, the term of which is approximately 12 months. The Standstill Agreement was previously filed as Exhibit 10.1 to Form 8-K, filed with the Securities and Exchange Commission on October 3, 2006. Pursuant to the terms of the Standstill Agreement, the Corporate Governance and Nominating Committee of the Board of Directors of the Company (the “Committee”) conducted a search to identify an individual for nomination for election as a Class III director of the Company at the 2007 Annual Meeting. The Committee solicited input from certain of the Company’s major stockholders, including Stephen J. Lococo, who is the President and Portfolio Manager of Footprints Asset Management & Research, Inc., which beneficially owns 7.9% of the outstanding stock of the Company. The Committee identified and interviewed multiple director prospects. The nominee ultimately selected by the Committee was Mr. Lococo, and upon recommendation of the Committee, the Board of Directors elected Mr. Lococo as a Class III director on December 11, 2006. Mr. Lococo qualifies as an “independent director” as defined under the rules and regulations of NASDAQ. Mr. Lococo has not been elected to serve on any Committee of the Board of Directors at this time.

As is the case with each non-employee director, Mr. Lococo will be paid an annual retainer of $5,000 and, for each meeting of the Board of Directors, will be paid $1,000 for attendance in person and $300 for attendance by telephone conference. Mr. Lococo will also be reimbursed for reasonable out-of-pocket expenses. Pursuant to the Company’s 1998 Incentive Plan, Mr. Lococo will receive an option to purchase 3,000 shares of the Company’s common stock on the last business day of December of each year (so long as he is then serving as a director) at an exercise price equal to the fair market value on such date. These options will be exercisable for ten years.

Item 7.01 Regulation FD Disclosure.

Attached as Exhibit 99.1 hereto is a press releases that was issued by the Company on December 11, 2006. The information contained in Exhibit 99.1 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities under Section 18.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated December 11, 2006, announcing the election of Mr. Lococo as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEGENER CORPORATION

Date: December 14, 2006	/s/ C. Troy Woodbury, Jr.
C. Troy Woodbury, Jr.
Treasurer and Chief Financial Officer
(Principal Financial and Accounting Officer)

Exhibit Index

Exhibit No.	Description
99.1	Press release, dated December 11, 2006, announcing the election of Mr. Lococo as a director.